Exhibit 99.12
(Text of graph posted to Ashland Inc.'s website concerning
 Valvoline's gross profit)
3 Month Rolling Average (%)
	2002	2003	2004	2005	2006	2007
January	26.4	26.6	27.5	26.7	21.4	24.5
February	27.3	26.8	27.4	27.4	21.6	25.1
March	28.9	27.2	27.7	28.3	22.0	25.6
April	30.0	26.8	28.3	28.8	21.4	25.1
May	30.1	27.7	28.5	28.1	20.4	25.3
June	29.5	28.5	28.7	25.9	20.2	25.1
July	29.4	29.7	29.1	25.4	19.6	25.9
August	29.4	29.8	29.6	25.6	19.0	25.5
September	30.3	28.7	28.5	25.4	16.0	24.6
October	29.0	28.1	27.7	24.5	17.9	24.3
November	28.2	27.5	26.4	23.0	19.7	24.6
December	26.1	28.3	26.8	22.1	23.8

12 Month Rolling Average (%)
	2002	2003	2004	2005	2006	2007
January	27.7	28.8	28.1	28.0	25.1	20.7
February	27.8	28.7	28.1	28.0	24.7	21.0
March	27.7	28.3	28.3	28.1	23.9	21.4
April	27.8	28.0	28.4	28.1	23.2	21.7
May	28.0	28.0	28.3	27.9	22.6	22.3
June	28.0	28.1	28.3	27.4	22.4	22.6
July	28.2	28.1	28.3	27.2	21.7	23.3
August	28.3	28.2	28.3	26.9	20.9	23.9
September	28.6	27.7	28.3	26.6	19.9	24.8
October	28.8	27.8	28.2	26.4	20.0	25.0
November	28.8	28.0	28.0	26.0	20.1	25.1
December	28.8	28.2	27.9	25.5	20.4